SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	February 18, 2004
(Date of earliest event reported)	(February 17, 2004)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

818 S. Kansas Avenue Topeka, Kansas 66612	818 S. Kansas Avenue Topeka, Kansas 66612
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

PROTECTION ONE, INC.

Item 1.  Changes in Control of Registrant.

On February 17, 2004, Westar Industries, Inc., a Delaware corporation (“Westar Industries”) and a wholly-owned subsidiary of Westar Energy, Inc., a Kansas corporation (“Westar Energy,” and together with Westar Industries, “Westar”), sold approximately 87% of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of Protection One, Inc., a Delaware corporation (“Protection One”), to POI Acquisition I, Inc., a Delaware corporation and a wholly-owned subsidiary of POI Acquisition, L.L.C, a Delaware limited liability company.  Both POI Acquisition, L.L.C. and POI Acquisition I, Inc. are entities formed by Quadrangle Capital Partners L.P., Quadrangle Select Partners L.P., Quadrangle Capital Partners-A L.P. and Quadrangle Master Funding Ltd. (collectively, “Quadrangle”).  As part of the sale transaction, Westar Industries also assigned its rights and obligations as the lender under Protection One’s senior credit facility to POI Acquisition, L.L.C.  Quadrangle paid approximately $122.2 million to Westar as consideration for both the Common Stock and senior credit facility.  Protection One does not know whether the source of all or any part of the consideration used was a loan made in the ordinary course of business by a bank as defined by Section 3(a)(6) of the Securities Act of 1933.  In addition, Protection One does not know whether any loans or pledges were obtained by POI Acquisition I, Inc. or the new control group for the purpose of acquiring control.

In addition, pursuant to the terms of the Purchase Agreement governing the sale transactions, dated as of December 23, 2003, among POI Acquisition, L.L.C., Westar Industries and Westar Energy (the “Purchase Agreement”), Westar’s designees on the Board of Directors of Protection One, Bruce A. Akin, James T. Clark, Greg Greenwood, Larry D. Irick and William B. Moore, resigned from the Board of Directors, effective as of the closing of the sale transactions.

Additional terms of the sale transactions are set forth in the Purchase Agreement, which was filed as Exhibit 99.2 to the Form 8-K filed by Westar Energy on December 24, 2003 with the Securities and Exchange Commission.

Item 5.  Other Events.

In connection with the closing of the sale transactions described above in Item 1, Protection One announced, among other things, that it (i) retained Houlihan Lokey Howard & Zukin Capital to assist it with its evaluation of the effects of the sale transactions, (ii) entered into two standstill agreements with POI Acquisition, L.L.C. and POI Acquisition I, Inc., and (iii) deferred payment of the semi-annual interest payment due on February 17, 2004 on the outstanding $190.9 million aggregate principal amount of its 7-3/8% senior notes due 2005.

Protection One also announced that Donald A. Johnston resigned from the Board of Directors of Protection One, effective as of the closing of the sale transactions.

A copy of the press release relating to the above described matters is attached hereto as Exhibit 99.1.  The standstill agreements are also attached hereto as Exhibits 10.43 and 10.44, respectively.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.43                              Credit Facility Standstill Agreement.

Exhibit 10.44                              Equity Standstill Agreement.

Exhibit 99.1                                    Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date:	February 18, 2004	By:	/s/ Darius G. Nevin
Darius G. Nevin
Executive Vice President and Chief Financial Officer

PROTECTION ONE ALARM MONITORING, INC.

Date:	February 18, 2004	By:	/s/ Darius G. Nevin
Darius G. Nevin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.43

Credit Facility Standstill Agreement, dated as of February 17, 2004, among POI Acquisition, L.L.C., Protection One, Inc., Protection One Alarm Monitoring, Inc. and Network Multi-Family Security Corporation.

Exhibit 10.44	Equity Standstill Agreement, dated as of February 17, 2004, between POI Acquisition I, Inc. and Protection One, Inc.

Exhibit 99.1	Press Release, dated February 17, 2004.